INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of March 30, 2012, and entered into by and between WELLS FARGO GAMING CAPITAL, LLC, a Delaware limited liability company, in its capacity as agent under the Loan Documents (as hereinafter defined), including its successors and assigns in such capacity from time to time (“Agent”) and MICHAEL J. TRUCANO, as seller’s representative under the Trucano Documents (as defined below) (“Trucano”).

RECITALS

Reference is made to that certain Credit Agreement, dated as of October 7, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Nevada Gold & Casinos, Inc., a Nevada corporation (“Parent”), NG Washington, LLC, a Washington limited liability company (“NGWI”), NG Washington II, LLC, a Washington limited liability company (“NGWII”), and NG Washington III, LLC, a Washington limited liability company (“NGWIII,” and together with NGWI and NGWII, are referred to hereinafter each individually as a “Borrower” and, individually and collectively, jointly and severally, as the “Borrowers”), the lenders party to the Credit Agreement as “Lenders” (each of such Lenders, together with their successors and permitted assigns, are referred to hereinafter as a “Lender”), and Agent, providing for a term loan facility pursuant to which such Lenders have or may provide financial accommodations to Borrowers. The obligation of Borrowers to repay such financial accommodations under the Credit Agreement is guaranteed by Parent and the other Guarantors (as hereinafter defined). All capitalized terms in this Agreement not defined in this Agreement shall have the meanings set forth in the Credit Agreement and Schedule 1.1 to the Credit Agreement, which are incorporated by reference into this Agreement by reference for all purposes as if fully set forth at length;

Further reference is made to that certain Stock Purchase Agreement, dated as of October 18, 2011 (as amended, restated, supplemented, or otherwise modified from time to time through the date hereof, the “Trucano Stock Purchase Agreement”), between Parent, NG South Dakota, LLC, a South Dakota limited liability company (“NG South Dakota”), as purchaser (in such capacity, “Purchaser”), A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation (“AG Trucano”) and each of the stockholders of AG Trucano signatories thereto (each of such stockholders are referred to hereinafter each individually as a “Seller” and collectively, as the “Sellers”), providing for the sale by Sellers of all of the issued and outstanding shares of the capital stock of AG Trucano in exchange for the aggregate purchase price of $5,135,324 and 13,223 shares of Equity Interests of Parent.

Further reference is made to those certain promissory notes dated January 27, 2012, issued by NG South Dakota to the Sellers in the aggregate original principal amount of $1,885,324 (the “Trucano Promissory Notes”).

The obligations of (a) Borrowers and the Guarantors under the Loan Documents are secured by Liens on substantially all of the assets of Borrowers and the Guarantors, including the Equity Interests of AG Trucano (the “AG Trucano Equity Interests,” as further defined below) and all of the assets of AG Trucano; and (b) Parent and NG South Dakota under the Trucano Documents are secured by Liens on the AG Trucano Equity Interests and all of the assets of AG Trucano.

Agent, for itself and on behalf of the Loan Document Claimholders, and Trucano, for himself and on behalf of the Sellers, desire to enter into this Agreement to (a) confirm the relative priority of their respective Liens in the Collateral (as hereinafter defined), and (b) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1          Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“AG Trucano” has the meaning set forth in the recitals to this Agreement.

“AG Trucano Equity Interests” means all of the Equity Interests in AG Trucano owned by NG South Dakota.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Bank Product Obligations” has the meaning set forth in the Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Borrower” and “Borrowers” have the respective meanings set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in Los Angeles, California, are authorized or required by law to close.

“Collateral” means (a) the AG Trucano Equity Interests, and (b) all of the assets of AG Trucano, whether real, personal or mixed.

“Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Equity Interests” means, with respect to a person, all of the shares, membership interests, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security.”

“Excluded Subsidiaries” means CGC Holdings LLC, Colorado Grande Enterprises, Inc., Nevada Gold BVR, L.L.C., and Gold Mountain Development, LLC.

“Guarantors” means Parent and each of its Subsidiaries party to the “Guaranty and Security Agreement” as that term is defined in the Credit Agreement as guarantors (including AG Trucano).

“Immaterial Subsidiaries” means Nevada Gold Vicksburg, LLC, Nevada Gold NY, Inc., Nevada Gold Management Services, Inc., Texas City Limits, LLC, Gold River, LLC, and Black Hawk Gold, Ltd.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally with respect to Parent or any of its Subsidiaries; (b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to Parent or any of its Subsidiaries or with respect to a material portion of its assets; (c) any liquidation, dissolution, or winding up of Parent or any of its Subsidiaries whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Parent or any of its Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever.

“Lenders” has the meaning set forth in the recitals to this Agreement.

“Loan Document Claimholders” means, as of any date of determination, the holders of the Loan Document Debt at that time, including (a) Agent, (b) the Lenders, and (c) the Bank Product Providers.

“Loan Document Collateral Documents” means the “Guaranty and Security Agreement” as that term is defined in the Credit Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Loan Document Debt or under which rights or remedies with respect to such Liens are governed.

“Loan Document Debt” means all Obligations (as that term is defined in the Credit Agreement) and all other amounts owing, due, secured under the terms of any Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, all Bank Product Obligations, all obligations to provide cash collateral in respect of Bank Product Obligations or indemnities in respect thereof, and any other indemnities or guarantees (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent or any of its Subsidiaries, or that would have accrued or become due under the terms of the Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Loan Document Default” means any “Event of Default”, as such term is defined in any Loan Document.

“Loan Documents” means the Credit Agreement, the Loan Document Collateral Documents, and each of the other “Loan Documents” (as that term is defined in the Credit Agreement).

“NG South Dakota” has the meaning set forth in the recitals to this Agreement.

“Obligations” has the meaning set forth in the Credit Agreement.

“Parent” has the meaning set forth in the recitals to this Agreement.

“Payment in Full of Loan Document Debt” means (a) payment in U.S. Dollars in full in cash or immediately available funds of all of the Loan Document Debt (other than outstanding Bank Product Obligations and other than unasserted contingent indemnification obligations); (b) termination or expiration of all commitments, if any, of the Lenders to extend credit to Borrowers; and (c) termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Credit Agreement) in respect of, all Bank Product Obligations.

“Payment in Full of Trucano Debt” means payment in U.S. Dollars in full in cash or immediately available funds of all of the Trucano Debt (other than unasserted contingent indemnification obligations).

“Purchase Notice” has the meaning set forth in Section 5.1.

“Seller” and “Sellers” have the respective meanings set forth in the recitals to this Agreement.

“Slot Machine Assets” means slot machines owned or operated by AG Trucano, chattel paper related to slot machines operated by AG Trucano, device stamps for slot machines owned or operated by AG Trucano, and location agreements for locations where slot machines owned or operated by AG Trucano are maintained.

“Slot Machine Indebtedness” means Indebtedness of AG Trucano in an aggregate outstanding principal amount not to exceed $1,800,000 incurred to pay slot machine stamp device fees for slot machines owned or operated by AG Trucano and secured solely by Slot Machine Assets.

“Standstill Notice” means a written notice from Agent to Trucano identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that a Loan Document Default has occurred and is continuing.

“Standstill Period” means the period of 90 days commencing on the date on which Trucano receives the applicable Standstill Notice.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Trucano” has the meaning set forth in the preamble to this Agreement.

“Trucano Collateral Documents” means the Trucano Security Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Trucano Debt or under which rights or remedies with respect to such Liens are governed.

“Trucano Debt” means all amounts owing, due, or secured under the terms of the Trucano Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, indemnities, guarantees (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent or any of its Subsidiaries, or that would have accrued or become due under the terms of the Trucano Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Trucano Documents” means the Trucano Stock Purchase Agreement, the Trucano Promissory Notes, and the Trucano Collateral Documents.

“Trucano Promissory Notes” has the meaning set forth in the recitals to this Agreement.

“Trucano Security Agreement” means that certain Security Agreement, dated as of January 27, 2012, by and among Trucano, NG South Dakota, and AJ Trucano.

“Trucano Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

1.2           Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, governmental authority, or other entity. The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced, and (b) any definition of or reference to Loan Document Debt shall be construed as referring to the Loan Document Debt as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced.

SECTION 2. Lien Priorities; Certain Acknowledgment and Agreements.

2.1           Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Loan Document Debt or of any Liens in the Collateral securing the Trucano Debt – including, in each case, notwithstanding whether any such Lien is granted (or secures Trucano Debt or Loan Document Debt relating to the period) before or after the commencement of any Insolvency Proceeding – and notwithstanding any contrary provision of the UCC or any other applicable law or the Loan Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the Trucano Debt, or any other circumstance whatsoever, Trucano and Agent hereby agree that: (a) any Lien with respect to the Collateral securing any Trucano Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Trucano or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Loan Document Debt; and (b) any Lien with respect to the Collateral securing any Loan Document Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Agent or any other Loan Document Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to any Lien with respect to the Collateral securing any Trucano Debt.

2.2           Acknowledgments and Agreements. Trucano acknowledges and agrees that the provisions of Section 2.1 apply solely to the Liens of Agent in the Collateral and do not apply to the Liens of Agent on any other assets of any Borrower or any Guarantor other than AG Trucano. So long as the Payment in Full of Loan Document Debt has not occurred, the parties hereto agree that no Borrower, Guarantor, Excluded Subsidiary, or Immaterial Subsidiary shall grant or permit any Liens on any assets of any Borrower or Guarantor other than the Collateral to secure any Trucano Debt without the express written consent of Agent. Each of Agent and Trucano agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any Loan Document Claimholder in any asset of any Borrower or Guarantor (or the extent, validity, allowability, or enforceability of any Loan Document Debt secured thereby or purported to be secured thereby) or by or on behalf of Trucano in the Collateral (or the extent, validity, allowability, or enforceability of any Trucano Debt secured thereby or purported to be secured thereby), as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of Agent, any other Loan Document Claimholder, or Trucano to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Trucano Debt and the Loan Document Debt.

2.3           Subordination of Liens on Slot Machines. Agent agrees that if Trucano subordinates the Liens securing the Trucano Debt on Slot Machine Assets to Liens securing Slot Machine Indebtedness on such Slot Machine Assets, Agent shall also subordinate the Liens securing Loan Document Debt to Liens securing such Slot Machine Indebtedness on such Slot Machine Assets, provided that the subordination terms are reasonably acceptable to Agent and Trucano.

2.4           Deposit Account Control Agreements. Agent and Trucano agrees that if during the term of this Agreement, Trucano wishes to obtain a control agreement for any deposit account or securities account of AG Trucano, he shall provide prior written notice to Agent so that Agent may obtain same, provided that Agent shall be subordinated to the lien priority position of Trucano on such deposit account or securities account in accordance with the terms of this Agreement. For the avoidance of doubt, upon Payment in Full of Trucano Debt, Agent shall be free to obtain control agreements for the deposit accounts and securities accounts of AG Trucano without the requirement of any notice from or to Trucano..

SECTION 3. Exercise of Remedies. Until the Payment in Full of Trucano Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries, no Loan Document Claimholder will (a) exercise or seek to exercise any rights or remedies (including any secured creditor remedies) with respect to the Collateral, or (b) contest, protest, or object to any exercise of rights or remedies or forbearance from the exercise of any rights or remedies with respect to the Collateral by Trucano; provided, that if a Loan Document Default has occurred and is continuing, Agent may exercise rights and remedies (including secured creditor remedies) with respect to the Collateral after the expiration of the applicable Standstill Period (provided that in no event shall Agent or any other Loan Document Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the applicable Standstill Period, Trucano shall have commenced prior to the expiration of the applicable Standstill Period (or thereafter but prior to the commencement of any exercise of rights or remedies by Agent with respect to all or any material portion of the Collateral) and is diligently pursuing in good faith any rights or remedies with respect to all or any material portion of the Collateral). In connection with any exercise of rights or remedies with respect to the Collateral, Trucano may enforce the provisions of the Trucano Documents and exercise remedies thereunder, all in such order and in such manner as he may determine in the exercise of his sole discretion. The foregoing to the contrary notwithstanding, the Loan Document Claimholders may (i) take any action (not adverse to the priority status of the Liens in the Collateral securing the Trucano Debt, or the rights of Trucano to exercise rights or remedies with respect to the Collateral) in order to create or perfect their Liens in and to the Collateral, (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any Loan Document Claimholder, including any claims secured by the Collateral, if any, (iii) if an Insolvency Proceeding has been commenced by or against any Borrower or Guarantor, file a claim or statement of interest with respect to the Loan Document Debt, (iv) vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Loan Document Debt and the Collateral, or (v) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by Trucano to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with such enforcement action by Trucano (it being understood that no Loan Document Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein). Furthermore, anything to the contrary contained herein notwithstanding and for the avoidance of doubt, Agent and the other Loan Document Claimholders may at any time and from time to time exercise any rights or remedies with respect to any assets of any Borrower or Guarantor other than the Collateral.

SECTION 4. Proceeds.

4.1           Application of Proceeds. Regardless of whether an Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries, any proceeds of the Collateral received in connection with any exercise of rights or remedies (including any secured creditor remedies) and any proceeds of the Collateral received (or amounts distributed on account of the Liens in the Collateral) in connection with any Insolvency Proceeding involving Parent or its Subsidiaries (at such time as Collateral or proceeds or other amounts have been monetized) shall be applied (a) first, to the payment in full in cash or cash collateralization of the Trucano Debt in accordance with the Trucano Documents, and (b) second, to the payment in full in cash of the Loan Document Debt in accordance with the Loan Documents.

4.2           Turnover. Until the Payment in Full of Loan Document Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries), any Collateral or proceeds thereof received by any Loan Document Claimholder (a) as a result of any Loan Document Claimholder’s collusion with Parent or any of its Subsidiaries in violating the rights of Trucano under this Agreement, or (b) otherwise in violation of the terms of this Agreement, shall be segregated and held in trust and forthwith paid over to Trucano in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

SECTION 5. Purchase Option.

5.1           Purchase Option. Trucano agrees to give Agent five (5) days notice prior to his initial exercise of secured creditor remedies with respect to all or a material portion of the Collateral, but Trucano’s failure to give such notice shall not result in any liability to Trucano or impair the Lien priorities and other benefits provided to Trucano in this Agreement. If Trucano send such a notice to Agent or if Trucano exercises any secured creditor remedies with respect to all or any material portion of the Collateral, then Agent shall have the right, but not the obligation, upon five (5) Business Days prior written notice (the “Purchase Notice”) from Agent to Trucano to acquire from Trucano (on behalf of the Sellers) all (but not less than all) of the right, title, and interest of Sellers in and to the Trucano Debt. The Purchase Notice, if given, shall be irrevocable.

5.2           Purchase and Sale. On the date specified by Agent in the Purchase Notice (which shall not be more than five (5) Business Days after the receipt by Trucano of the Purchase Notice), Trucano shall sell to Agent and Agent shall purchase from Trucano (on behalf of the Sellers), the Trucano Debt.

5.3           Purchase Price. On the date of such purchase and sale, Agent shall pay to Trucano, for the benefit of the Sellers, as the purchase price therefor, the full amount of all the Trucano Debt (other than indemnification obligations for which no claim or demand for payment has been made at such time) then outstanding and unpaid.

5.4           Wire Transfer; Calculation of Interest. Such purchase price shall be remitted by wire transfer of federal funds to such bank account of Trucano as Trucano may designate in writing to Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Trucano to the bank account designated by Trucano are received in such bank account prior to 11:00 a.m., California time, and interest shall be calculated to and including such Business Day if the amounts so paid by Agent to the bank account designated by Trucano are received in such bank account later than 11:00 a.m., California time.

5.5           No Representation or Warranty. Such purchase shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by Trucano as to the Trucano Debt so purchased, or otherwise, and without recourse to Trucano, except that Trucano shall represent and warrant: (a) that the amount quoted by Trucano as the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (b) it owns, or has the right to transfer to Agent, the rights being transferred, and (c) such transfer will be free and clear of Liens.

SECTION 6. Bailee for Perfection.

6.1           Bailee for Perfection. Agent and Trucano each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary representative for Trucano or Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Loan Documents or the Trucano Documents, as applicable. Agent shall have no obligation whatsoever to Trucano to ensure that the Pledged Collateral is genuine or owned by NG South Dakota or Trucano or to preserve rights or benefits of any person except as expressly set forth in this Section 6.1. Trucano shall have no obligation whatsoever to Agent or any other Loan Document Claimholder to ensure that the Pledged Collateral is genuine or owned by NG South Dakota or Trucano or to preserve rights or benefits of any person except as expressly set forth in this Section 6.1. The duties or responsibilities of Agent under this Section 6.1 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 6.1. The duties or responsibilities of Trucano under this Section 6.1 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 6.1 and delivering the Pledged Collateral upon a Payment in Full of Trucano Debt as provided in Section 6.2. Agent acting pursuant to this Section 6.1 shall not have by reason of the Loan Documents, the Trucano Documents, or this Agreement a fiduciary relationship in respect of Trucano. Trucano acting pursuant to this Section 6.1 shall not have by reason of the Loan Documents, the Trucano Documents, or this Agreement a fiduciary relationship in respect of Agent or any other Loan Document Claimholder.

6.2           Payment in Full of Trucano Debt. Upon the Payment in Full of Trucano Debt, Trucano shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral (if any) together with any necessary endorsements, first, to Agent to the extent Loan Document Debt remain outstanding as confirmed in writing by Agent, and, to the extent that Agent confirms no Loan Document Debt is outstanding, second, to Parent to the extent no Trucano Debt or Loan Document Debt remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).

SECTION 7. Miscellaneous.

7.1           Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Loan Documents or any of the Trucano Documents, the provisions of this Agreement shall govern and control.

7.2           Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by all of the parties hereto and shall be a continuing agreement of lien subordination until Payment in Full of Loan Document Debt or Payment in Full of Trucano Debt. Agent and the other Loan Document Claimholders may continue, at any time, without notice to Trucano, to extend credit and other financial accommodations to or for the benefit of Parent or any of its Subsidiaries constituting Loan Document Debt. Agent and the other Loan Document Claimholders may, at any time and from time to time in accordance with the Loan Documents or applicable law, without the consent of, and without notice to, Trucano, without incurring any liabilities to Trucano and without impairing or releasing the Lien priorities and other benefits provided in this Agreement amend, renew, exchange, extend, modify, or supplement or increase in any manner any Liens held by Agent or any other Loan Document Claimholder, the Loan Document Debt, or any of the Loan Documents. Agent and Trucano each hereby waives any right it or he may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code. All references to Parent or any of its Subsidiaries shall include any such person as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency Proceeding.

7.3           Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

7.4           Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on the signature pages hereof or as may be designated by such party in a written notice to all of the other parties.

7.5           APPLICABLE LAW. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.6           ADVICE OF COUNSEL. TRUCANO ACKNOWLEDGES AND REPRESENTS THAT HE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT.

7.7           Binding on Successors and Assigns. This Agreement shall be binding upon Agent, Loan Document Claimholders, Trucano, and their respective successors and assigns (including any trust holding any of assets or properties of such persons and any estates (if any) of such persons).

7.8           No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of Loan Document Claimholders and Trucano. In no event shall Parent or any of its Subsidiaries be a third party beneficiary of this Agreement or have any rights hereunder.

7.9           Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Agent and the other Loan Document Claimholders, on the one hand, and Trucano on the other hand. Nothing in this Agreement shall impair, as between Parent or any of its Subsidiaries and Agent and the other Loan Document Claimholders, or as between Parent or any of its Subsidiaries and Trucano, any obligations of Parent or its Subsidiaries to pay principal, interest, fees and other amounts as provided in the Loan Documents and the Trucano Documents, respectively.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO GAMING CAPITAL, LLC,
a Delaware limited liability company,
as Agent

By:	/s/ Everardo Gomez
Printed Name: Everardo Gomez
Title: AVP

Addresses for WFGC Notices:	with a copy contemporaneously sent to:

WELLS FARGO GAMING CAPITAL, LLC	PAUL HASTINGS LLP
333 South Grand Avenue, 12th Floor	515 S. Flower Street
Los Angeles, CA 90071	Twenty-fifth Floor
Attn: Everardo Gomez	Los Angeles, California 90071
Fax No.: (877) 302-7024	Attn: John Francis Hilson, Esq.
Fax No.: (213) 996-3300

(SIGNATURE PAGE TO INTERCREDITOR AGREEMENT (AG TRUCANO))

/s/ Michael J. Trucano
Michael J. Trucano, as Sellers’ Representative

Addresses for Trucano Notices:	with a copy contemporaneously sent to:

908 Main Street	Richard A. Pluimer
Deadwood, SD 57732	135 E. Colorado Blvd.
Spearfish, SD 57783

(SIGNATURE PAGE TO INTERCREDITOR AGREEMENT (AG TRUCANO))

ACKNOWLEDGMENT

Parent and each of Parent’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and (1) agree to recognize all rights granted by the Initial Intercreditor Agreement to Agent, the other Loan Document Claimholders, and Trucano; (2) agree to waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of the Collateral in accordance with the provisions of the Initial Intercreditor Agreement; and (3) agree that they will not do any act or perform any obligation that is not in accordance with the agreements set forth in the Initial Intercreditor Agreement. Parent and each of Parent’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

NG WASHINGTON, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON II, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON III, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NEVADA GOLD SPEEDWAY, LLC,
a Nevada limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

A.G. TRUCANO, SON & GRANDSON, INC.,
a South Dakota corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	President